SECURITY HOLDER CONSENT AND
FIRST AMENDATORY AGREEMENT

This Security Holder Consent and First Amendatory Agreement (this "**Agreement**") is made and entered into as of August 15, 2007 by and between Orion Ethanol, Inc., a Nevada corporation (the "**Company**"), and the security holder identified on the signature page hereto (the "**Holder**"). Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to them in the Registration Rights Agreement, Subscription Agreement or Notes (each as defined below), as applicable.

BACKGROUND

On or about November 3, 2006, the Company entered into a Subscription Agreement (the "**Subscription Agreement**") with 19 accredited investors (the "**Investors**"), pursuant to which the Investors acquired, in the aggregate, $12,430,000 in principal amount of the Company's 8% convertible senior notes (the "**Notes**"). Pursuant to the Subscription Agreement, Holder acquired the principal amount of Notes specified on the signature page hereto.

In conjunction with the Subscription Agreement, the Company also entered into a Registration Rights Agreement with the Investors whereby the Company was required to file a Registration Statement on Form SB-2 (the "**Registration Statement**") with the Securities and Exchange Commission ("**SEC**") on or before April 2, 2007. The Registration Rights Agreement, in pertinent part, also required the Company to use reasonable best efforts to cause the Registration Statement to be declared effective as soon as possible, but in any event not later than the Effectiveness Deadline.

To date, the Company has not filed the Registration Statement with the SEC. Accordingly, pursuant to the terms of the Registration Rights Agreement, the Company is obligated to pay to the Holder, subject to the Registration Delay Payments Cap, cash, as liquidated damages, equal to 1.5% of the aggregate purchase price paid by Holder relating to the Notes as of April 2, 2007, and every thirtieth (30th) day thereafter until the Registration Statement is declared effective by the SEC.

The Investors are willing to waive their right to receive the Registration Delay Payments due and owing to them through the date hereof, and to provide for the other concessions to the Company specified in this Agreement if the Company amends the Transaction Documents as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration the receipt and sufficiency are hereby acknowledged, the parties hereby agree as follows:

1. Waiver of Registration Delay Payments. The Investors hereby waive (a) the Company's obligation to pay any and all Registration Delay Payments due to the Investors under Section 1(f) of the Registration Rights Agreement or otherwise and (b) the Investors right

to any damages as a result of the Company's failure to file the Registration Statement or to cause the Registration Statement to go effective on or prior to the date hereof. If the Company fails to file a Registration Statement covering the Registrable Securities on or before September 30, 2007, then, unless otherwise agreed to by the holders of a majority in principal amount of the Notes , as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying Shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities an amount in cash equal to one and one-half percent (1.5%) of the aggregate Purchase Price of such Investor's Notes relating to the Registrable Securities included in such Registration Statement on October 1, 2007 and on every thirtieth day (pro rated for periods totaling less than thirty days) after October 1, 2007 until the Registration Statement covering the Registrable Securities has been filed; provided, however, that in no event shall the total amount payable under this Section 1 exceed twelve and one-half percent (12.5%) of the aggregate Purchase Price for all Investors.

2. Amendments to Registration Rights Agreement. The Registration Rights Agreement is hereby amended as follows:

(a) Section 1(d) of the Registration Rights Agreement is amended and restated in its entirety to read as follows:

"d. [intentionally omitted]"

(b) Section 1(e) of the Registration Rights Agreement is amended and restated in its entirety to read as follows:

"e. [intentionally omitted]"

(c) Section 1(i) of the Registration Rights Agreement is amended and restated in its entirety to read as follows:

"i. "**Registrable Securities**" means (i) the Conversion Shares issued or issuable upon conversion or redemption of the Notes, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, and (ii) any capital stock of the Company issued or issuable with respect to the Conversion Shares or the Warrant Shares, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise."

(d) Section 1(l) of the Registration Rights Agreement is amended and restated in its entirety to read as follows:

"l. "**Required Registration Amount**" means (i) 130% (or such lesser amount as the SEC may permit as evidenced in comments received to a filed Registration Statement) of the number of Conversion Shares issued and issuable pursuant to the Notes as of the trading day immediately preceding the applicable

date of determination and (ii) 100% (or such lesser amount as the SEC may permit as evidenced in comments received to a filed Registration Statement) of the Warrant Shares."

(e) A new Section 1(o) and 1(p) are added and they are to read in their entirety as follows:

"o. "Warrants" means those certain warrants issued to the Buyers pursuant to that certain Security Holder Consent and First Amendatory Agreement, dated August 15, 2007, among the Company and the holders of a majority in principal amount of the Notes."

"p. "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants."

(f) Section 2(a) of the Registration Rights Agreement is amended and restated in its entirety to read as follows:

a. Mandatory Registration. As soon as practicable following August 15, 2007, but in no event later than September 30, 2007, the Company shall prepare and file with the SEC the Registration Statement on Form S-3 covering the resale of all of the Registrable Securities issuable upon then outstanding Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(d). The Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount as of date the Registration Statement is initially filed with the SEC. The Registration Statement shall contain "Selling Stockholders" and "Plan of Distribution" sections that are reasonably satisfactory to the Legal Counsel. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable. By 9:30 am on the date following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement."

(g) Section 2(f) of the Registration Rights Agreement is deleted in its entirety.

3. Amendment to Notes. Each of the Notes is hereby amended as follows:

(a) The last sentence of the first paragraph following the date of each Note is hereby deleted and in lieu thereof the following is inserted:

"Notwithstanding anything to the contrary contained in this Note, any and all interest due and payable hereunder shall accrue, but the Company's obligation to pay such interest shall be deferred until the earlier of (i) such time as a Registration Statement covering the Registrable Securities shall have been declared effective by the SEC, (ii) the date that the Registrable Securities may be transferred under Rule 144(k) of the Securities Act, and (iii) the Maturity Date (if this Note is not converted on or prior to the Maturity Date). At such time, all accrued, but unpaid interest hereunder shall be forgiven unless the Holder delivers the notice described in Section 5(b)(iii) of this Note. In addition interest shall immediately begin to accrue hereunder at a fixed rate of 8% upon the appointment by the Board of Directors of the Company of a new Chief Executive Officer who is not a current or former director, officer or 10% or greater shareholder of the Company, or such person's affiliate, unless approved by Holders of a majority in aggregate principal amount of the Notes then outstanding. Capitalized terms used herein that are not defined, shall have the meanings set forth in the Subscription Agreement or the Registration Rights Agreement, as applicable."

(b) Section 3(a) of each Note is amended and restated to read in its entirety as follows:

"(a) *Failure to Pay.* Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note or any other Transaction Document within three (3) days of the date due."

(c) Section 3(e) of each Note is amended and restated to read in its entirety as follows:

" (e) While the applicable Registration Statement under the Registration Rights Agreement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement) or for more than an aggregate of thirty (30) days in any 365 day period (other than days during an Allowable Grace Period); provided, however, that so long as the Company is not eligible to use a Form S-3 registration statement, if

such lapse or unavailability is the result of the receipt of comments from the staff of the SEC regarding a post-effective amendment to a Registration Statement covering the Registrable Securities, then such ten (10) day period referred to above shall be extended to thirty (30) days;"

(d) Section 5(b) of each Note is amended and restated to read in its entirety as follows:

"(b) *Optional Conversion.*

(i) At any time on or after May 1, 2007, the outstanding balance under the Note, may be converted, at the option of the Holder, in whole or in part from time to time, into fully paid and nonassessable shares of Common Stock (where appropriate, the "**Conversion Securities.**").

(ii) The number of shares of Common Stock into which this Note may be converted shall initially be determined by dividing (A) the outstanding balance of principal (but not any interest) by (B) $0.75 (as adjusted by the other provisions of this Section 5(b) and as adjusted for any stock splits, recapitalizations or similar transactions effected after the date hereof, the "**Conversion Price**").

(iii) If Holder desires to be paid all accrued, but unpaid, interest due under this Note, then on or before the Maturity Date (if the Note has not been converted on or prior to the Maturity Date) or, if earlier, within fifteen days following the earlier of the date that Holder receives written notice from the Company that a Registration Statement covering the Registrable Securities has been declared effective or the date that the Holder receives written notice from the Company that the Registrable Securities may be transferred under Rule 144(k) of the 1933 Act, Holder shall deliver written notice to the Company that it desires to be paid all accrued or unpaid interest due under the Note and, in such event, the Conversion Price shall be automatically reset at $1.00. Failure by the Company to deliver such written notice shall not preclude the Holder from electing to be paid interest pursuant to the immediately preceding sentence. If the Company does not receive such written notice from the Holder within the requisite notice period referred to above, then the Holder shall be deemed to have forever waived such Holder's right to accrued, but unpaid, interest under this Note; provided, however, that the Conversion Price shall remain as set in accordance with the provisions of Section 5(b)(ii). If the Holder converts this Note into Common Stock at the Conversion Price specified in Section 5(b)(ii) prior to the Maturity

Date or the date that the Company delivers the notice specified in the first sentence of this paragraph, if earlier, then the Holder shall be deemed to have forever waived such Holder's right to accrued, but unpaid, interest under this Note."

(e) A new Section 16 is added to each of the Notes and it is to read in its entirety as follows:

"16. **Company Call Option**. Upon thirty (30) days advance written notice to the Holder, the Company may, at its election, prepay the outstanding principal balance of the Note and it will then cease to have any further obligations under the Note, if the Company achieves each of the following milestones (provided, that, the Company acknowledges that the Holder may, during such thirty day period, elect to convert this Note pursuant to Section 5(b)):

(a) A Registration Statement covering the Registrable Securities has been declared effective for at least thirty (30) days and remains effective;

(b) The Company's ethanol facility located in Pratt, Kansas is producing at least 75% of its 55 million gallon per year nameplate capacity;

(c) The Company's common stock is listed on any one of the following exchanges: AMEX, NASDAQ, or NYSE; and

(d) The median volume of trading in the Company's common stock is at least 10,000 shares per day during the 30 business days preceding the prepayment.

(f) A new Section 17 is added to each of the Notes and it is to read in its entirety as follows:

"17. **Limitation on Conversion**. Notwithstanding anything to the contrary contained herein, the number of Conversion Securities issuable upon conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes,

beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision may be waived by the Holder upon at least 61 days prior written notice to the Company."

4. Amendment to Subscription Agreement. The Subscription Agreement is hereby amended to delete Section 4(m) in its entirety and Section 4(n) of the Subscription Agreement is now re-numbered to be Section 4(m).

5. Payment of Accrued, but Unpaid Interest on Notes. Within five (5) days following the execution and delivery of this Agreement, the Company shall pay to the Investors all accrued, but unpaid interest due under the Notes through the date hereof.

6. Conditions. The following are conditions concurrent to the effectiveness of this Agreement:

(a) Each of officers and directors of the Company shall execute and deliver a lock up agreement in the form of Exhibit A attached hereto; and

(b) The Company shall grant to each Investor a Warrant in substantially in the form of Exhibit B that is exercisable for a number of shares of the Company's Common Stock that is equal to the quotient of (i) one-half of the principal amount of such Investor's Note, divided by (ii) $1.00.

7. The Investors shall not issue any notice of default, allege a default under the Notes in any public filing, including a Schedule 13D, or otherwise take the position that a default has occurred under the Notes with respect to any matter arising prior to the date hereof of which it has knowledge as of the date hereof.

8. Each Investor shall furnish to the Company a completed Questionnaire in the form attached to this Agreement as Exhibit C (a "**Selling Holder Questionnaire**"). The Placement Agent will use commercially reasonable efforts to obtain a fully completed Selling Holder Questionnaire from each Investor promptly following the date hereof. Furthermore, the Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and the payment of any damages under any Transaction Document shall not apply to any Investor who fails to respond in a commercially reasonable period of time to a written request for information by the Company as a result of any comment (an "**Investor Related Comment**") requiring information from such Investor received by the Company from the staff of the SEC relating to a Registration Statement or other report filed by the Company with the SEC, provided that there are no other outstanding comments from the SEC to which the Company must respond, other than such Investor Related Comment for which such Investor has failed to respond.

9. This Agreement along with the unmodified portions of the Transaction Documents contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral

or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

10. Each of the parties hereto will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

11. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

12. The execution of this Agreement shall not be deemed to be a Agreement with respect to any other provision of the Transaction Documents. No other provision of the Transaction Documents shall be deemed changed or otherwise altered hereby, and all such provisions shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ORION ETHANOL, INC.

By: /s/ Joshua Barker
Name: Joshua Barker
Title: Acting Chief Executive Officer

WITH RESPECT TO THE OBLIGATIONS SPECIFIED IN SECTION 6 HEREOF:

GLOBAL HUNTER SECURITIES, LLC

By: /s/ Daniel O. Cornwell
Name: Daniel O. Cornwell
Title: President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER:

For Individuals

____
Sign Name Above

____
Print Name Above

For Entities

DOC Investments, LLC
Print Name of Entity Above

By: /s/ Daniel O. Cornwell
Name: Daniel O. Cornwell
Title:

Principal Amount of Note: $500,000